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                                                                    EXHIBIT 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2) X
                                 ---------------

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                                           75-2353745
     (State of incorporation                            (I.R.S. employer
     if not a national bank)                           identification No.)

  2001 Ross Avenue, Suite 2700                             75201-2936
          Dallas, Texas                                    (Zip Code)
      (Address of trustee's
  principal executive offices)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                            Dallas, Texas 75201-2936
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)
                                 ---------------

                            Horseshoe Gaming, L.L. C.
               (Exact name of obligor as specified in its charter)

                  Delaware                                   88-0343515
       (State or other jurisdiction of                    (I.R.S. employer
       incorporation or organization)                    identification No.)

           4024 Industrial Road
             Las Vegas, Nevada                                  89103
  (Address of principal executive offices)                   (Zip Code)

                                 ---------------

                        9 3/8% Senior Subordinated Notes
                                   (Due 2007)

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                                     GENERAL

1.      General Information.

        Furnish the following information as to the Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                        Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Dallas, Texas
                        The Office of the Comptroller of the Currency, Dallas, Texas

        (b)     Whether it is authorized to exercise corporate trust powers.

                        The Trustee is authorized to exercise corporate trust powers.

2.      Affiliations with Obligor and Underwriters.

        If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

        None.

3.      Voting Securities of the Trustee.

        Furnish the following information as to each class of voting securities of the Trustee:

                               As of July 31, 1997

                   Col A.                               Col B.

               Title of Class                     Amount Outstanding

  Capital Stock - par value $100 per share           5,000 shares

4.      Trusteeships under Other Indentures.

        Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

        Not Applicable


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6.      Voting Securities of the Trustee Owned by the Obligor or its Officials.

        Not Applicable

7.      Voting Securities of the Trustee Owned by Underwriters or their
        Officials.

        Not Applicable

8.      Securities of the Obligor Owned or Held by the Trustee.

        Not Applicable

9.      Securities of Underwriters Owned or Held by the Trustee.

        Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

        Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

        Not Applicable

12.     Indebtedness of the Obligor to the Trustee.

        Not Applicable

13.     Defaults by the Obligor.

        Not Applicable

14.     Affiliations with the Underwriters.

        Not Applicable

15.     Foreign Trustee.

        Not Applicable

16.     List of Exhibits.

        T-1.1 - A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.


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16.     (con't.)

        T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.4  -  A copy of the By-laws of the U.S. Trust Company of Texas,
                  N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.5 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

        T-1.6 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


        NOTE

As of July 31, 1997 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of April 18, 1997 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,296,927 shares of $1 par value Common Stock as of July 31, 1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


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                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 31st day of July, 1997.

                                        U.S. Trust Company of Texas, N.A.,
                                        Trustee



                                        By: /s/  [SIG]
                                            --------------------------------
                                            Deborah Young
                                            Authorized Officer


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                                                                   Exhibit T-1.5


                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                          U.S. Trust Company of Texas, N.A.



                                          By: /s/  [SIG]
                                              ---------------------------------
                                              Deborah Young
                                              Authorized Officer

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
U.S. Trust Company of Texas, N.A.          Call Date:             06/30/97              State #:       6797             FFIEC 034
2100 Ross Avenue, Suite 2700               Vendor ID:             D                      Cert #:       33217               RC-1
Dallas, TX 75201                           Transit #:             11101785                                              ---------
                                                                                                                            9
                                                                                                                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                                                                        Dollar Amounts in Thousands      C100<
-------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions:                                             RCON
    a. Noninterest-bearing balances and currency and coin (1,2)..................................   0081        996        1.a
    b. Interest-bearing balances (3).............................................................   0071        679        1.b
 2. Securities:
    a. Held-to-maturity (from Schedule RC-B, column A)...........................................   1754          0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)..............................   1773     96,249        2.b
 3. Federal funds sold(4) and securities purchased under agreements to resell....................   1350      7,000        3
 4. Loans and lease financing receivables:                                   RCON
    a. Loans and leases, net of unearned income (from Schedule RC-C)......   2122       43,923                             4.a
    b. LESS: Allowance for loan and lease losses..........................   3123          531                             4.b
    c. LESS: Allocated transfer risk reserve..............................   3128            0                             4.c
    d. Loans and leases, net of unearned income, allowance,                                         RCON
       and reserve (Item 4.a minus 4.b and 4.c)..................................................   2125     43,392        4.d
 5. Trading assets...............................................................................   3545          0        5.
 6. Premises and fixed assets (including capitalized leases).....................................   2145        725        6.
 7. Other real estate owned (from Schedule RC-M).................................................   2150          0        7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).....   2130          0        8.
 9. Customers' liability to this bank on acceptances outstanding.................................   2155          0        9.
10. Intangible assets (from Schedule RC-M).......................................................   2143          0        10.
11. Other assets (from Schedule RC-F)............................................................   2160      1,539        11.
12. a. Total assets (sum of Items 1 through 11)..................................................   2170    160,580        12.a
    b. Losses deferred pursuant to 12 U.S.C. 1823(l).............................................   0906          0        12.b
    c. Total assets and losses deferred pursuant to 12 U.S.C. 1823(l) (sum of
       Items 12.a and 12.b)......................................................................   0907    150,580        12.c

(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, Items 3.a and 3.b
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, Item 4.a, "Loans and Leases, net of unearned income", and in
    Schedule RC-C, part 1.

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
U.S. Trust Company of Texas, N.A.         Call Date:        06/30/97        State #:     6797      FFIEC 034
2100 Ross Avenue, Suite 2700              Vendor ID:        D               Cert #:      33217       RC-2
Dallas, TX 75201                           Transits:        11101765
                                                                                                    10
Schedule RC - Continued
                                                                                       Dollar Amounts in Thousands
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LIABILITIES

13. Deposits:
    a. In domestic offices (sum of totals of                                                    RCON
       columns A and C from Schedule RC-E) ..............................  RCON                 2200       116,826  13.a
       (1) Noninterest-bearing(1) .......................................  6631       7,804                         13.a.1
       (2) Interest-bearing .............................................  6636     109,022                         13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1) Noninterest-bearing ................................................
       (2) Interest-bearing ...................................................                 RCON
14. Federal funds purchased(2) and securities sold under
    agreements to repurchase ..............................................................     2800             0  14
15. a. Demand notes issued to the U.S. Treasury ...........................................     2840             0  15.a
    b. Trading liabilities ................................................................     3548             0  15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less ......................................     2332         5,000  16.a
    b. With a remaining maturity of more than one year through
       three years ........................................................................     A547         3,000  16.b
    c. With a remaining maturity of more than three years .................................     A548         3,000  16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ..............................     2920             0  18.
19. Subordinated notes and debentures(3) ..................................................     3200             0  19.
20. Other liabilities (from Schedule RC-G) ................................................     2930         1,393  20.
21. Total liabilities (sum of items 13 through 20) ........................................     2948       129,219  21.
22. Not applicable

EQUITY CAPITAL
                                                                                                RCON
23. Perpetual preferred stock and related surplus .........................................     3838         7,000  23.
24. Common stock ..........................................................................     3230           500  24.
25. Surplus (exclude all surplus related to preferred stock) ..............................     3639         8,384  25.
26. a. Undivided profits and capital reserves .............................................     3632         5,404  26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities .............     8434            73  26.b
27. Cumulative foreign currency translation adjustments ...................................
28. a. Total equity capital (sum of items 23 through 27) ..................................     3210        21,361  28.a
    b. Losses deferred pursuant to 12 U.S.C. 1823(j) ......................................     0306             0  28.b
    c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
       (sum of items 28.a and 28.b) .......................................................     3559        21,361  28.c
29. Total liabilities, equity capital, and losses deferred pursuant to
    12 U.S.C. 1823(j) (sum of items 21 and 28.c) ..........................................     2257       160,580  29.

Memorandum
  To be reported only with the March Report of Condition.
  1. Indicate in the box at the right the number of the statement below that describes
     the most comprehensive level of auditing work performed for the bank by                    RCON        Number
     independent external auditors as of any date during 1996 .............................     6724           N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Director's examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report term federal funds purchased in Schedule RC, item 16, `Other borrowed money.'

(3) Includes limited-life preferred stock and related surplus.